Exhibit 99.1

CNX Reports Second Quarter Results and Provides
Updated 2019 and 2020 Guidance

PITTSBURGH (July 30, 2019) - CNX Resources Corporation (NYSE: CNX) ("CNX" or "the company") reports the following financial results, which are in accordance with generally accepted accounting principles (GAAP) in the U.S.:

During the second quarter of 2019:

•
The company reported net income attributable to CNX shareholders of $162 million, or earnings of $0.84 per diluted share, compared to net income attributable to CNX shareholders of $42 million, or earnings of $0.19 per diluted share, in the second quarter of 2018. Included in the 2019 earnings was an unrealized gain on commodity derivative instruments of $211 million and a loss of $20 million due to a non-cash charge for additional stock-based compensation expense related to a change in control agreement of certain employees and CNX officers.

•	Included in the 2018 earnings was an unrealized gain on commodity derivative instruments of $9 million.

•
The company reported total production costs of $2.07 per Mcfe, including $0.89 per Mcfe of Depreciation, Depletion, and Amortization (DD&A), compared to $2.00 per Mcfe, including $0.91 per Mcfe of DD&A, in the year-earlier quarter.

•	On a consolidated basis, the company reported net income of $193 million for the 2019 second quarter, compared to net income of $61 million in the second quarter of 2018.

•	Capital expenditures were $329 million, compared to $264 million spent in the year-earlier quarter.

•	The company had total weighted-average diluted shares of common stock outstanding of 192,780,732 compared to 218,929,960 shares in the second quarter of 2018.

Second Quarter Highlights
CNX's management uses non-GAAP financial measures for planning, forecasting and evaluating business and financial performance, and believes that they are useful for investors in analyzing the company. Stand-alone results include both CNX's Exploration & Production (E&P) and Unallocated segments (but not the Midstream segment) plus distributions CNX receives from CNX Midstream Partners LP ("CNXM"). CNX believes that providing Stand-alone results provides investors with more transparency and a better ability to compare CNX's financial results to those of our peer group. The term "consolidated" includes 100% of the results of CNX, CNX Gathering LLC, and CNXM on a consolidated basis.

•	Sales volumes of 135 Bcfe, or an increase of 10% from the 123 Bcfe sold in the second quarter of 2018.

•	Fully burdened cash margin of $0.93 per Mcfe, or a decrease of 23% from the $1.21 per Mcfe in the second quarter of 2018.

•	Bought back 8,808,433 additional shares, or a 19% reduction in total share count since the start of our program, which as of July 15, 2019, results in 187,563,388 shares outstanding.

"Despite weaker prices, CNX's operational execution drove strong cash margins and well performance, which resulted in modest volume growth in the quarter, when compared to the first quarter of 2019," commented Nicholas J. DeIuliis, president and CEO. "We hit a major milestone in our deep dry Utica program this quarter with the Majorsville 6 pad well costs averaging $12.1 million per well, which is below the targeted well costs for Southwest Pennsylvania Utica. During the quarter, we set a Pennsylvania record for drilling the longest Marcellus lateral at 19,609 feet. Opportunistic share buybacks continued at discounted prices relative to our internal NAV per share views, with a 19% reduction in total share count since the start of our program. Our cash costs, robust hedge book, and asset base continue to drive

Exhibit 99.1

strong risk-adjusted rates of return, and our focus remains on appropriately allocating capital across our operations, debt reduction, and/or additional share repurchases.”

Mr. DeIuliis continued, “CNX is one of the most hedged producers in 2020 with 86% of our gas volumes hedged including NYMEX hedges at $2.94 per Mcf. The hedge program, coupled with the 2020 development plan and capital program, is positioning the company to generate approximately $135 million in free cash flow (FCF) in 2020 at forward strip prices on open volumes, while growing production approximately 12%, when compared to 2019. Based on this activity we expect that 2021 will be FCF positive and have flat production."

The following table represents certain non-GAAP financial measures used by the company:1

	Quarter	Quarter		Quarter	Quarter
	Ended	Ended		Ended	Ended
	June 30, 2019	June 30, 2018		June 30, 2019	June 30, 2018
(Dollars in millions, except per share data)	Stand-alone		% Increase/(Decrease)	Consolidated		% Increase/(Decrease)
Adjusted Net Income	$12	$62	(80.6)%	$57	$90	(36.7)%
Total Shares Outstanding (in millions)[2]	187.6	213.1	(12.0)%	—	—	—%
Adjusted Net Income per Outstanding Share[2]	$0.06	$0.29	(79.3)%	—	—	—%
Adjusted EBITDAX	$175	$196	(10.7)%	$222	$231	(3.9)%
Adjusted EBITDAX per Outstanding Share[2]	$0.93	$0.92	1.1%	$1.18	$1.08	9.3%
Capital Expenditures[3]	$226	$239	(5.4)%	—	—	—%
1The Non-GAAP financial measures in the table above are defined and reconciled to GAAP net income, under the caption "Non-GAAP Financial Measures" below.
2For the quarter ended June 30, 2019, total shares outstanding of 187,563,388 (Non-GAAP) are as of July 15, 2019. For the quarter ended June 30, 2018, total shares outstanding of 213,059,169 (Non-GAAP) are as of July 17, 2018.
3Capital expenditures exclude $103.4 million and $24.6 million of total capital investment net to CNXM in the second quarter of 2019 and 2018, respectively, as reported in CNXM Second Quarter Results.

The following table highlights operating cash margins and fully burdened cash margins:

	Quarter	Quarter
	Ended	Ended
(Per Mcfe)	June 30, 2019	June 30, 2018
Average Sales Price - E&P	$2.63	$2.87
Total Production Cash Costs[1]	1.18	1.09
Operating Cash Margin	$1.45	$1.78
Operating Cash Margin (%)	55%	62%

Total Fully Burdened Cash Costs[2]	$1.70	$1.66
Fully Burdened Cash Margin	$0.93	$1.21
Fully Burdened Cash Margin (%)	35%	42%
1See the "Price and Cost Data Per Mcfe" table below for reconciliation to total Production Costs.
2Fully burdened cash costs includes production cash costs, selling, general and administrative (SG&A) cash costs, other operating cash expense, other cash (income) expense, and interest expense.

Operations:
During the quarter, we used up to five horizontal rigs and drilled 30 wells. Many of the rigs are being utilized in batch drilling on pads that in some cases have stacked pay development. The company currently has three rigs in operation, which are under contract through the end of 2019, and CNX expects to run approximately two rigs and one frac crew in 2020. During the quarter, the company set a Pennsylvania state record for longest lateral by drilling the RHL71B Marcellus Shale well 19,609 feet. The average lateral length for this 6-well pad was 15,744 feet with estimated drilling and completion (D&C) capital of approximately $800 per foot.

During the quarter, the company utilized two frac crews to complete nine wells, which included: five Marcellus Shale wells in Greene County, Pennsylvania; and four Utica Shale wells in Marshall County, West Virginia. CNX has been a first mover in the basin by entering into a long-term contract with Evolution, an all-electric frac crew. The Evolution crew started operations in the second quarter and completed seven wells, which provided fuel savings of approximately $180,000 per well.

CNX turned-in-line four wells in the second quarter, which consisted of four Marcellus Shale wells in Greene County, Pennsylvania.

CNX's natural gas and liquids production in the quarter came from the following categories:

	Quarter	Quarter		Quarter
	Ended	Ended		Ended
	June 30, 2019	June 30, 2018	% Increase/(Decrease)	March 31, 2019	% Increase/(Decrease)
GAS
Marcellus Sales Volumes (Bcf)	84.3	58.0	45.3%	81.6	3.3%
Utica Sales Volumes (Bcf)	28.1	40.4	(30.4)%	30.6	(8.2)%
CBM Sales Volumes (Bcf)	13.9	14.8	(6.1)%	13.7	1.5%
Other Sales Volumes (Bcf)[1]	0.1	0.4	(75.0)%	—	—%

LIQUIDS[2]
NGLs Sales Volumes (Bcfe)	7.9	8.4	(6.0)%	6.7	17.9%
Oil Sales Volumes (Bcfe)	—	0.1	(100.0)%	—	—%
Condensate Sales Volumes (Bcfe)	0.2	0.5	(60.0)%	0.4	(50.0)%

TOTAL (Bcfe)	134.5	122.6	9.7%	133.0	1.1%

Average Daily Production (MMcfe)	1,477.6	1,346.8		1,478.0
1Other Sales Volumes: primarily related to shallow oil and gas production that was sold at the end of the first quarter of 2018.
2NGLs, Oil and Condensate are converted to Mcfe at the rate of one barrel equals six Mcf based upon the approximate relative energy content of oil and natural gas, which is not indicative of the relationship of oil, NGLs, condensate, and natural gas prices.

PRICE AND COST DATA PER MCFE — Quarter-to-Quarter Comparison:

	Quarter	Quarter	Quarter
	Ended	Ended	Ended
(Per Mcfe)	June 30, 2019	June 30, 2018	March 31, 2019
Average Sales Price - Gas	$2.51	$2.55	$3.21
Average Gain (Loss) on Commodity Derivative Instruments - Cash Settlement- Gas	$0.08	$0.15	$(0.33)
Average Sales Price - Oil*	$8.42	$9.72	$7.26
Average Sales Price - NGLs*	$3.06	$4.73	$4.46
Average Sales Price - Condensate*	$7.56	$9.47	$6.50

Average Sales Price - Total Company	$2.63	$2.87	$2.97

Lease Operating Expense (LOE)	$0.15	$0.21	$0.14
Production, Ad Valorem, and Other Fees	0.05	0.06	0.05
Transportation, Gathering and Compression	0.98	0.82	0.92
Depreciation, Depletion and Amortization (DD&A)	0.89	0.91	0.88
Total Production Costs	$2.07	$2.00	$1.99

Total Production Cash Costs, before DD&A	$1.18	$1.09	$1.11
Cash Margin, before DD&A	$1.45	$1.78	$1.86
*NGLs, Oil, and Condensate are converted to Mcfe at the rate of one barrel equals six Mcf based upon the approximate relative energy content of oil and natural gas, which is not indicative of the relationship of oil, NGLs, condensate, and natural gas prices.
Note: "Total Production Costs" excludes Selling, General, and Administration and Other Operating Expenses.

In the second quarter of 2019, total production costs were higher, compared to the year-earlier quarter, mainly due to increased transportation, gathering, and compression costs, offset in part by improvements to LOE, production taxes, and DD&A. The primary driver to the increased transportation, gathering, and compression costs was due to higher CNXM fees and firm transportation nominations related to new contracts. The improvement to LOE was driven by decreased water disposal costs.

Marketing:
For the second quarter of 2019, CNX's average sales price for natural gas, natural gas liquids (NGLs), oil, and condensate was $2.63 per Mcfe. The average realized price for all liquids for the second quarter of 2019 was $19.14 per barrel.

CNX's weighted average differential from NYMEX in the second quarter of 2019 was negative $0.31 per MMBtu. CNX's average sales price for natural gas before hedging decreased 21.8% to $2.51 per Mcf compared with the average sales price of $3.21 per Mcf in the first quarter of 2019. This decrease results primarily from a lower Henry Hub price reflecting current general market conditions coupled with a wider differential. Including the impact of cash settlements from hedging, CNX's average sales price for natural gas was $0.11 per Mcf, or 4.1%, lower than last year's second quarter.

Total hedged natural gas production in the 2019 third quarter is 103.9 Bcf. The annual gas hedge position is shown in the table below:

	2019	2020
Volumes Hedged (Bcf), as of 7/8/19	396.6*	470.5
*Includes actual settlements of 205.8 Bcf.

CNX's hedged gas volumes include a combination of NYMEX financial hedges, index (NYMEX and basis) financial hedges, and physical fixed price sales. In addition, to protect the NYMEX hedge volumes from basis exposure, CNX enters into basis-only financial hedges and physical sales with fixed basis at certain sales points. CNX's gas hedge position through 2023 as of July 8, 2019 is shown in the table below:

	Q3 2019	2019	2020	2021	2022	2023
NYMEX Only Hedges
Volumes (Bcf)	99.8	379.7	459.1	395.1	265.9	118.9
Average Prices ($/Mcf)	$2.98	$3.01	$2.94	$2.92	$3.00	$2.87
Physical Fixed Price Sales and Index Hedges
Volumes (Bcf)	4.1	16.9	11.4	21.1	13.5	27.4
Average Prices ($/Mcf)	$2.51	$2.62	$2.42	$2.49	$2.59	$2.11
Total Volumes Hedged (Bcf)	103.9	396.6	470.5	416.2	279.4	146.3

NYMEX + Basis (fully-covered volumes)[1]
Volumes (Bcf)	102.0	380.9	444.6	394.0	243.9	136.9
Average Prices ($/Mcf)	$2.62	$2.67	$2.49	$2.37	$2.37	$2.24
NYMEX Only Hedges Exposed to Basis
Volumes (Bcf)	1.9	15.7	25.9	22.2	35.5	9.4
Average Prices ($/Mcf)	$2.98	$3.01	$2.94	$2.92	$3.00	$2.87
Total Volumes Hedged (Bcf)	103.9	396.6	470.5	416.2	279.4	146.3
1Includes physical sales with fixed basis in Q3 2019, 2019, 2020, 2021, 2022, and 2023 of 33.8 Bcf, 129.5 Bcf, 77.4 Bcf, 74.3 Bcf, 33.8 Bcf, and 3.4 Bcf, respectively.

During the second quarter of 2019, CNX added additional NYMEX natural gas hedges of 2.6 Bcf and 53.6 Bcf for 2019 and 2024, respectively. To help mitigate basis exposure on NYMEX hedges, in the second quarter CNX added 3.4 Bcf, 20.3 Bcf, 23.6 Bcf, 24.0 Bcf, and 38.1 Bcf, of basis hedges for 2020, 2021, 2022, 2023, and 2024, respectively.

Finance:
At June 30, 2019, CNX's stand-alone net debt to trailing-twelve-months (TTM) adjusted Stand-alone EBITDAX plus distributions was 2.3x. On a consolidated basis, CNX's net debt to TTM adjusted EBITDAX was 2.5x. During the six months ended June 30, 2019, CNX completed a private offering of $500 million of 7.25% senior notes due in March 2027, of which $400 million was used to purchase its outstanding 5.875% senior notes due in April 2022. The company is evaluating additional options to refinance and extend the maturities of the 2022 senior notes.

At June 30, 2019, CNX's credit facility had $630 million of borrowings outstanding and $199 million of letters of credit outstanding, leaving $1,271 million of unused capacity. In addition, CNX holds 21.7 million CNXM limited partnership units, with a current market value of approximately $315 million as of July 18, 2019, a 2% General Partner interest, and incentive distribution rights.

Since the October 2017 inception of the current repurchase program and as of July 15, 2019, CNX has repurchased a total of approximately 44.2 million shares for approximately $595 million life-to-date, resulting in 187,563,388 shares outstanding, which is an approximately 19% reduction to total shares outstanding. The company has approximately $155 million remaining on its current $750 million share repurchase program, which is not subject to an expiration date.

Guidance and Capital Update:
CNX expects to generate approximately $135 million in FCF in 2020 based on the projected operational and financial results below.

CNX updates 2019 production volumes to 510-530 Bcfe, compared to the previous guidance of 495-515 Bcfe. CNX updates 2020 production volumes to 570-595 Bcfe, which equates to an approximately 12% annual increase, based on the midpoints of guidance.

Adjusted EBITDAX(1)	Previous			Updated			Updated
	2019E			2019E			2020E
($ in millions)	Low		High	Low		High	Low		High
Stand-Alone (Including Distributions)(2)	$770	-	$790	$740	-	$760	$770	-	$815
Consolidated	$920	-	$950	$885	-	$925	$945	-	$1,010
(1) Updated EBITDAX based on NYMEX as of July 8, 2019.
(2) 2019 and 2020 include approximately $55 million and $75 million, respectively, of projected distributions from ownership interests in CNXM.

Note: CNX is unable to provide a reconciliation of projected financial results contained in this release, including FCF, adjusted EBITAX, fully burdened cash costs and other metrics to their respective comparable financial measure calculated in accordance with GAAP. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.

The decreases in 2019 adjusted EBITDAX figures are due to a decline in natural gas prices since April 5, 2019, which is the date used for the previous guidance. The updated guidance assumes 2019 NYMEX gas price of $2.45 per MMBtu on open volumes and a basis differential of negative $0.275 per Mcf, based on the midpoint the guidance range. This compares to the previous guidance, which assumed a 2019 NYMEX gas price of $2.88 per MMBtu and a basis differential of negative $0.225 per Mcf, based on the midpoint of the guidance range.

Capital Expenditures	Reaffirmed			Updated
	2019E			2020E
($ in millions)	Low		High	Low		High
Drilling & Completion (D&C)	$695	-	$745	$450	-	$520
Non-D&C	$200	-	$200	$90	-	$100
Total Stand-Alone Capital	$895	-	$945	$540	-	$620
CNX Midstream LP Capital	$310	-	$330	$80	-	$100
Total Consolidated Capital	$1,205	-	$1,275	$620	-	$720

Second quarter 2019 capital came in as expected, and the company is reaffirming full-year 2019 capital guidance, while increasing production volumes. CNX expects non-D&C capital expenditures to decrease by over 50% in 2020, when compared to 2019, as the company expects to benefit from these one-time investments that we expect to accrue value over time.

About CNX
CNX Resources Corporation (NYSE: CNX) is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin. The company deploys an organic growth strategy focused on responsibly developing its resource base. As of December 31, 2018, CNX had 7.9 trillion cubic feet equivalent of proved natural gas reserves. The company is a member of the Standard & Poor's Midcap 400 Index. Additional information may be found at www.cnx.com.

Non-GAAP Financial Measures
Definitions: EBIT is defined as earnings before deducting net interest expense (interest expense less interest income) and income taxes. EBITDAX is defined as earnings before deducting net interest expense (interest expense less interest income), income taxes, depreciation, depletion and amortization, and exploration. Adjusted EBITDAX consolidated is defined as EBITDAX after adjusting for the discrete items listed below. Stand-alone EBITDAX is defined as the adjusted EBITDAX related to both CNX's E&P and Unallocated segments (See Note 24 - Segment Information in CNX's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for more information) plus the distributions CNX receives during the current period from CNXM related to its limited partnership units, general partner units, and incentive distribution rights (IDRs). Although EBIT, EBITDAX, Stand-alone EBITDAX and adjusted EBITDAX consolidated are not measures of performance calculated in accordance with generally accepted accounting principles, management believes that they are useful to an investor in evaluating CNX Resources because they are widely used to evaluate a company's operating performance. We exclude stock-based compensation from adjusted EBITDAX because we do not believe it accurately reflects the actual operating expense incurred during the relevant period and may vary widely from period to period irrespective of operating results. Investors should not view these metrics as a substitute for measures of performance that are calculated in accordance with generally accepted accounting principles. In addition, because all companies do not calculate EBIT, EBITDAX, Stand-alone EBITDAX or adjusted EBITDAX consolidated identically, the presentation here may not be comparable to similarly titled measures of other companies. Adjusted EBITDAX per outstanding share, adjusted net income per outstanding share, Stand-alone EBITDAX and adjusted EBITDAX consolidated, with shares measured as of July 15, 2019, are not measures of performance calculated in accordance with generally accepted accounting principles. Management believes that these financial measures are useful to an investor in evaluating CNX Resources because (i) analysts utilize these metrics when evaluating company performance and, (ii) given that we have an active share repurchase program, analysts have requested this information as of a recent practicable date, and we want to provide updated information to investors.

Reconciliation of EBIT, EBITDAX, adjusted EBITDAX consolidated, Stand-alone EBITDAX, adjusted net income, net debt and TTM EBITDAX to financial net income is as follows:

	Three Months Ended
	June 30,
	2019	2019	2019
Dollars in thousands	Stand-alone[1]	Midstream	Total Company
Net Income	$148,281	$44,413	$192,694
Interest Expense	32,467	7,685	40,152
Interest Income	(71)	—	(71)
Income Tax Expense	40,791	—	40,791
Earnings Before Interest & Taxes (EBIT)	$221,468	$52,098	$273,566
Depreciation, Depletion & Amortization	120,705	8,294	128,999
Exploration Expense	5,567	—	5,567
Earnings Before Interest, Taxes, DD&A and Exploration (EBITDAX)	$347,740	$60,392	$408,132
Adjustments:
Unrealized Gain on Commodity Derivative Instruments	$(210,909)	$—	$(210,909)
Loss on Debt Extinguishment	77	—	77
Stock-Based Compensation	23,333	540	23,873
Severance	1,182	—	1,182
Total Pre-tax Adjustments	$(186,317)	$540	$(185,777)
Adjusted EBITDAX Consolidated	$161,423	$60,932	$222,355
Midstream Distributions	13,251	N/A	N/A
Stand-alone EBITDAX	$174,674	N/A	N/A
1 Stand-alone includes both CNX's E&P and Unallocated segments. See Note 24 - Segment Information in CNX's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission, for more information.

	Three Months Ended
	June 30,
	2018	2018	2018
Dollars in thousands	Stand-alone[1]	Midstream	Total Company
Net Income	$33,614	$27,780	$61,394
Interest Expense	31,320	7,118	38,438
Interest Income	—	—	—
Income Tax Benefit	(31,102)	—	(31,102)
Earnings Before Interest & Taxes (EBIT)	$33,832	$34,898	$68,730
Depreciation, Depletion & Amortization	111,125	7,962	119,087
Exploration Expense	3,699	—	3,699
Earnings Before Interest, Taxes, DD&A and Exploration (EBITDAX)	$148,656	$42,860	$191,516
Adjustments:
Unrealized Gain on Commodity Derivative Instruments	$(8,976)	$—	$(8,976)
Impairment of Other Intangible Assets	18,650	—	18,650
Other Transaction Fees	257	—	257
Loss on Debt Extinguishment	23,413	—	23,413
Stock-Based Compensation	5,017	691	5,708
Total Pre-tax Adjustments	$38,361	$691	$39,052
Adjusted EBITDAX Consolidated	$187,017	$43,551	$230,568
Midstream Distributions	9,088	N/A	N/A
Stand-alone EBITDAX	$196,105	N/A	N/A
1 Stand-alone includes both CNX's E&P and Unallocated segments. See Note 24 - Segment Information in CNX's Annual Report on Form 10-K for fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission, for more information.

Reconciliation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Dollars in thousands	Stand-alone[1]	Stand-alone[1]	Total Company	Total Company
Net (Loss) Income from EBITDAX Reconciliation	$148,281	$33,614	$192,694	$61,394
Adjustments:
Total Pre-tax Adjustments from EBITDAX Reconciliation	(186,317)	38,361	(185,777)	39,052
Tax effect of Adjustments	50,530	(10,405)	50,383	(10,592)
Adjusted Net Income	$12,494	$61,570	$57,300	$89,854
1 Stand-alone includes both CNX's E&P and Unallocated segments. See Note 24 - Segment Information in CNX's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission, for more information.

Management uses net debt to determine the company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. Management believes that using net debt attributable to CNX Resources shareholders is useful to investors in determining the company's leverage ratio since the company could choose to use its cash and cash equivalents to retire debt.

Net Debt	June 30, 2019
	Stand-alone[1]	Midstream	Total Company
Total Long-Term Debt (GAAP)	$2,016,687	$601,688	$2,618,375
Less Cash and Cash Equivalents	19,864	12,747	32,611
Net Debt (Non-GAAP)	$1,996,823	$588,941	$2,585,764

1Stand-alone includes both CNX's E&P and Unallocated segments.

Reconciliation of Trailing-Twelve-Months (TTM) EBITDAX by Quarter

	Three Months Ended				Twelve Months Ended
	September 30,	December 31,	March 31,	June 30,	June 30,
Dollars in thousands	2018	2018	2019	2019	2019
Net Income (Loss)	$146,756	$129,415	$(64,651)	$192,694	$404,214
Interest Expense	35,723	33,222	35,771	40,152	144,868
Interest Income	(42)	1	(722)	(71)	(834)
Income Tax Expense (Benefit)	56,678	(23,713)	(11,559)	40,791	62,197
Earnings Before Interest & Taxes (EBIT)	$239,115	$138,925	$(41,161)	$273,566	$610,445
Depreciation, Depletion & Amortization	119,585	130,084	125,161	128,999	503,829
Exploration Expense	3,321	2,633	3,258	5,567	14,779
Earnings Before Interest, Taxes, DD&A, and Exploration (EBITDAX)	$362,021	$271,642	$87,258	$408,132	$1,129,053
Adjustments:
Unrealized (Gain) Loss on Commodity Derivative Instruments	$(15,181)	$36,727	$153,994	$(210,909)	$(35,369)
Settlement Expense	2,000	—	—	—	2,000
(Gain) Loss on Certain Asset Sales and Abandonments	(130,849)	96	3,564	—	(127,189)
Severance Expense	513	(55)	—	1,182	1,640
Stock Based Compensation	5,245	5,478	10,903	23,873	45,499
Loss (Gain) on Debt Extinguishment	15,385	(315)	7,537	77	22,684
Shaw Event	—	—	4,305	—	4,305
Total Pre-tax Adjustments	$(122,887)	$41,931	$180,303	$(185,777)	$(86,430)
Adjusted EBITDAX Consolidated TTM	$239,134	$313,573	$267,561	$222,355	$1,042,623

Reconciliation of Stand-alone EBITDAX Trailing-Twelve-Months (TTM)

	Twelve Months Ended June 30, 2019
Dollars in thousands	Stand-alone[1]	Midstream	Total Company
Net Income	$256,735	$147,479	$404,214
Interest Expense	115,837	29,031	144,868
Interest Income	(834)	—	(834)
Income Tax Expense	62,197	—	62,197
Earnings Before Interest & Taxes (EBIT)	$433,935	$176,510	$610,445
Depreciation, Depletion & Amortization	471,938	31,891	503,829
Exploration Expense	14,779	—	14,779
Earnings Before Interest, Taxes, DD&A, and Exploration (EBITDAX)	$920,652	$208,401	$1,129,053
Adjustments:
Unrealized Gain on Commodity Derivative Instruments	$(35,369)	$—	$(35,369)
Settlement Expense	2,000	—	2,000
(Gain) Loss on Certain Asset Sales and Abandonments	(134,418)	7,229	(127,189)
Severance Expense	1,640	—	1,640
Stock Based Compensation	43,202	2,297	45,499
Loss on Debt Extinguishment	22,684	—	22,684
Shaw Event	4,305	—	4,305
Total Pre-tax Adjustments	$(95,956)	$9,526	$(86,430)
Adjusted EBITDAX Consolidated TTM	$824,696	$217,927	$1,042,623
Midstream Distributions	46,559	N/A	N/A
Stand-alone EBITDAX TTM	$871,255	N/A	N/A
1 Stand-alone includes both CNX's E&P and Unallocated Segments.

Cautionary Statements
We are including the following cautionary statement in this press release to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of us. With the exception of historical matters, the matters discussed in this press release are forward-looking statements (as defined in 21E of the Securities Exchange Act of 1934 (the "Exchange Act")) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words "believe," "intend," "expect," "may," "should," "anticipate," "could," "estimate," "plan," "predict," "project," "will," or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe a strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: prices for natural gas and natural gas liquids are volatile and can fluctuate widely based upon a number of factors beyond our control including oversupply relative to the demand for our products, weather and the price and availability of alternative fuels; an extended decline in the prices we receive for our natural gas and natural gas liquids affecting our operating results and cash flows; our dependence on gathering, processing and transportation facilities and other midstream facilities owned by CNXM and others; disruption of, capacity constraints in, or proximity to pipeline systems that could limit sales of our natural gas and natural gas liquids, and decreases in availability of third-party pipelines or other midstream facilities interconnected to CNXM’s gathering systems; uncertainties in estimating our economically recoverable natural gas reserves, and inaccuracies in our estimates; the high-risk nature of drilling natural gas wells; our identified drilling locations are scheduled out over multiple years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their drilling; the impact of potential, as well as any adopted environmental regulations including any relating to greenhouse gas emissions on our operating costs as well as on the market for natural gas and for our securities; environmental regulations introduce uncertainty that could adversely impact the market for natural gas with potential short and long-term liabilities; the risks inherent in natural gas operations, including our reliance upon third party contractors, being subject to unexpected disruptions, including geological conditions, equipment failure, timing of completion of significant construction or repair of equipment, fires, explosions, accidents and weather conditions that could impact financial results; decreases in the availability of, or increases in the price of, required personnel, services, equipment, parts and raw materials to support our operations; if natural gas prices remain depressed or drilling efforts are unsuccessful, we may be required to record write-downs of our proved natural gas properties; a loss of our competitive position because of the competitive nature of the natural gas industry or overcapacity in this industry impairing our profitability; deterioration in the economic conditions in any of the industries in which our customers operate, a domestic or worldwide financial downturn, or negative credit market conditions; hedging activities may prevent us from benefiting from price increases and may expose us to other risks; our inability to collect payments from customers if their creditworthiness declines or if they fail to honor their contracts; existing and future government laws, regulations and other legal requirements that govern our business may increase our costs of doing business and may restrict our operations; significant costs and liabilities may be incurred as a result of pipeline and related facility integrity management program testing and any related pipeline repair or preventative or remedial measures; our ability to find adequate water sources for our use in natural gas drilling, or our ability to dispose of or recycle water used or removed from strata in connection with our gas operations at a reasonable cost and within applicable environmental rules; the outcomes of various legal proceedings, including those which are more fully described in our reports filed under the Exchange Act; acquisitions and divestitures we anticipate may not occur or produce anticipated benefits; risks associated with our debt; failure to find or acquire economically recoverable natural gas reserves to replace our current natural gas reserves; decrease in our borrowing base, which could decrease for a variety of reasons including lower natural gas prices, declines in natural gas proved reserves, and lending requirements or regulations; we may operate a portion of our business with one or more joint venture partners or in circumstances where we are not the operator, which may restrict our operational and corporate flexibility and we may not realize the benefits we expect to realize from a joint venture; changes in federal or state income tax laws, particularly in the area of intangible drilling costs; challenges associated with strategic determinations, including the allocation of capital and other resources to strategic opportunities; our development and exploration projects, as well as CNXM’s midstream system development, require substantial capital expenditures; terrorist attacks or cyber-attacks could have a material adverse effect on our business, financial condition or results of operations; construction of new gathering, compression, dehydration, treating or other midstream assets by CNXM may not result in revenue increases and may be subject to regulatory, environmental, political, legal and economic risks; our success depends on key members of our management and our ability to attract and retain experienced technical and other professional personnel; we may not achieve some or all of the expected benefits of the separation of CONSOL Energy; CONSOL Energy may fail to perform under various transaction agreements that were executed as part of the separation, including with respect to indemnification obligations; CONSOL Energy may not be able to satisfy its indemnification obligations in the future and such indemnities may not be sufficient to hold us harmless from the full amount of liabilities for which CONSOL Energy has been allocated responsibility; and the separation could result in substantial tax liability; and, with respect to the sale of the Ohio Joint Venture Utica assets, disruption to our business, including customer, employee and supplier relationships resulting from this transaction, and the impact of the transaction on our future operating and financial results. Additional factors are described in detail under the captions "Forward Looking Statements" and "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission, as supplemented by our quarterly reports on Form 10-Q.

Contacts:
Investor:     Tyler Lewis, at (724) 485-3157

Media:     Brian Aiello, at (724) 485-3078

CNX RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share data)	Three Months Ended		Six Months Ended
(Unaudited)	June 30,		June 30,
Revenues and Other Operating Income:	2019	2018	2019	2018
Natural Gas, NGLs and Oil Revenue	$342,865	$334,517	$778,811	$740,140
Gain on Commodity Derivative Instruments	221,581	25,660	26,205	60,747
Purchased Gas Revenue	18,768	9,930	34,989	27,985
Midstream Revenue	18,895	23,483	37,338	49,737
Other Operating Income	2,923	8,534	6,120	19,244
Total Revenue and Other Operating Income	605,032	402,124	883,463	897,853
Costs and Expenses:
Operating Expense
Lease Operating Expense	19,876	25,338	38,504	62,148
Transportation, Gathering and Compression	84,614	75,767	164,023	162,028
Production, Ad Valorem, and Other Fees	7,030	7,703	13,976	16,936
Depreciation, Depletion and Amortization	128,999	119,087	254,159	243,754
Exploration and Production Related Other Costs	5,567	3,699	8,825	6,079
Purchased Gas Costs	18,772	9,747	34,986	26,801
Impairment of Other Intangible Assets	—	18,650	—	18,650
Selling, General, and Administrative Costs	48,970	34,909	84,709	66,258
Other Operating Expense	17,976	17,786	41,451	33,832
Total Operating Expense	331,804	312,686	640,633	636,486
Other Expense (Income)
Other (Income) Expense	(99)	575	(681)	(5,917)
(Gain) Loss on Asset Sales and Abandonments	(387)	(3,280)	2,699	(14,622)
Gain on Previously Held Equity Interest	—	—	—	(623,663)
Loss on Debt Extinguishment	77	23,413	7,614	39,048
Interest Expense	40,152	38,438	75,923	76,989
Total Other Expense (Income)	39,743	59,146	85,555	(528,165)
Total Costs and Expenses	371,547	371,832	726,188	108,321
Earnings Before Income Tax	233,485	30,292	157,275	789,532
Income Tax Expense (Benefit)	40,791	(31,102)	29,231	182,592
Net Income	192,694	61,394	128,044	606,940
Less: Net Income Attributable to Noncontrolling Interest	30,217	19,380	52,904	37,363
Net Income Attributable to CNX Resources Shareholders	$162,477	$42,014	$75,140	$569,577

Earnings per Share
Basic	$0.85	$0.19	$0.39	$2.60
Diluted	$0.84	$0.19	$0.38	$2.57

Dividends Declared	$—	$—	$—	$—

CNX RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Three Months Ended		Six Months Ended
(Dollars in thousands)	June 30,		June 30,
(Unaudited)	2019	2018	2019	2018
Net Income	$192,694	$61,394	$128,044	$606,940
Other Comprehensive Income:
Actuarially Determined Long-Term Liability Adjustments (Net of tax: ($14), ($687), ($29), ($781))	41	1,812	85	1,982

Comprehensive Income	192,735	63,206	128,129	608,922

Less: Comprehensive Income Attributable to Noncontrolling Interest	30,217	19,380	52,904	37,363

Comprehensive Income Attributable to CNX Resources Shareholders	$162,518	$43,826	$75,225	$571,559

CNX RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(Dollars in thousands)	June 30, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and Cash Equivalents	$32,611	$17,198
Accounts and Notes Receivable:
Trade	125,084	252,424
Other Receivables	11,636	11,077
Supplies Inventories	11,242	9,715
Recoverable Income Taxes	113,592	149,481
Prepaid Expenses	165,929	61,791
Total Current Assets	460,094	501,686
Property, Plant and Equipment:
Property, Plant and Equipment	10,203,489	9,567,428
Less—Accumulated Depreciation, Depletion and Amortization	2,863,627	2,624,984
Total Property, Plant and Equipment—Net	7,339,862	6,942,444
Other Assets:
Operating Lease Right-of-Use Assets	224,950	—
Investment in Affiliates	17,637	18,663
Goodwill	796,359	796,359
Other Intangible Assets	99,923	103,200
Other	207,872	229,818
Total Other Assets	1,346,741	1,148,040
TOTAL ASSETS	$9,146,697	$8,592,170

CNX RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(Dollars in thousands, except per share data)	June 30, 2019	December 31, 2018
LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$305,070	$229,806
Current Portion of Finance Lease Obligations	7,133	6,997
Current Portion of Operating Lease Obligations	66,209	—
Other Accrued Liabilities	244,833	286,172
Total Current Liabilities	623,245	522,975
Non-Current Liabilities:
Long-Term Debt	2,618,375	2,378,205
Finance Lease Obligations	10,569	13,299
Deferred Income Taxes	427,942	398,682
Operating Lease Obligations	137,464	—
Asset Retirement Obligations	32,951	37,479
Other	196,156	159,787
Total Non-Current Liabilities	3,423,457	2,987,452
TOTAL LIABILITIES	4,046,702	3,510,427
Stockholders’ Equity:
Common Stock, $.01 Par Value; 500,000,000 Shares Authorized, 187,559,362 Issued and Outstanding at June 30, 2019; 198,663,342 Issued and Outstanding at December 31, 2018	1,879	1,990
Capital in Excess of Par Value	2,203,969	2,264,063
Preferred Stock, 15,000,000 shares authorized, None issued and outstanding	—	—
Retained Earnings	2,127,627	2,071,809
Accumulated Other Comprehensive Loss	(7,819)	(7,904)
Total CNX Resources Stockholders’ Equity	4,325,656	4,329,958
Noncontrolling Interest	774,339	751,785
TOTAL STOCKHOLDERS' EQUITY	5,099,995	5,081,743
TOTAL LIABILITIES AND EQUITY	$9,146,697	$8,592,170

CNX RESOURCES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Three Months Ended		Six Months Ended
(Dollars in thousands)	June 30,		June 30,
(Unaudited)	2019	2018	2019	2018
Total Stockholders’ Equity, Beginning Balance	$4,974,809	$5,067,906	$5,081,743	$3,899,899

Common Stock and Capital in Excess of Par Value:
Beginning Balance	2,251,475	2,411,665	2,266,053	2,452,564
Issuance of Common Stock	62	507	161	1,563
Purchase and Retirement of Common Stock	(69,022)	(42,402)	(93,990)	(88,688)
Amortization of Stock-Based Compensation Awards	23,333	5,018	33,624	9,349
Ending Balance	2,205,848	2,374,788	2,205,848	2,374,788

Retained Earnings:
Beginning Balance	1,971,898	1,940,882	2,071,809	1,455,811
Net Income	162,477	42,014	75,140	569,577
Purchase and Retirement of Common Stock	(5,261)	(42,354)	(13,790)	(80,031)
Shares Withheld for Taxes	(1,487)	(35)	(5,532)	(4,850)
Ending Balance	2,127,627	1,940,507	2,127,627	1,940,507

Accumulated Other Comprehensive Loss:
Beginning Balance	(7,860)	(8,306)	(7,904)	(8,476)
Other Comprehensive Income	41	1,812	85	1,982
Ending Balance	(7,819)	(6,494)	(7,819)	(6,494)

Total CNX Resources Corporation Stockholders' Equity	4,325,656	4,308,801	4,325,656	4,308,801

Non-Controlling Interest:
Beginning Balance	759,296	723,665	751,785	—
Net Income	30,217	19,380	52,904	37,363
Shares Withheld for Taxes	(25)	—	(690)	(347)
Amortization of Stock-Based Compensation Awards	540	691	1,152	1,269
Distributions to CNXM Noncontrolling Interest Holders	(15,689)	(13,614)	(30,812)	(26,740)
Acquisition of CNX Gathering, LLC	—	—	—	718,577
Ending Balance	774,339	730,122	774,339	730,122

Total Stockholders' Equity, Ending Balance	$5,099,995	$5,038,923	$5,099,995	$5,038,923

CNX RESOURCES AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)	Three Months Ended		Six Months Ended
(Unaudited)	June 30,		June 30,
Cash Flows from Operating Activities:	2019	2018	2019	2018
Net Income	$192,694	$61,394	$128,044	$606,940
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation, Depletion and Amortization	128,999	119,087	254,159	243,754
Amortization of Deferred Financing Costs	2,701	1,778	4,408	4,821
Impairment of Other Intangible Assets	—	18,650	—	18,650
Stock-Based Compensation	23,873	5,708	34,776	10,618
(Gain) Loss on Asset Sales and Abandonments	(387)	(3,280)	2,699	(14,622)
Gain on Previously Held Equity Interest	—	—	—	(623,663)
Loss on Debt Extinguishment	77	23,413	7,614	39,048
Gain on Commodity Derivative Instruments	(221,581)	(25,660)	(26,205)	(60,747)
Net Cash Received (Paid) in Settlement of Commodity Derivative Instruments	10,672	16,684	(30,710)	(307)
Deferred Income Taxes	40,790	(23,500)	29,231	190,194
Equity in Earnings of Affiliates	(527)	(1,669)	(1,030)	(3,447)
Return on Equity Investment	750	—	2,056	—
Changes in Operating Assets:
Accounts and Notes Receivable	31,511	29,651	125,991	44,156
Recoverable Income Taxes	—	(7,602)	35,888	3,743
Supplies Inventories	5,400	177	(1,527)	243
Prepaid Expenses	326	2,382	4,287	1,327
Changes in Operating Liabilities:
Accounts Payable	35,308	(5,350)	29,346	(3,198)
Accrued Interest	2,870	(28,263)	5,050	(3,358)
Other Operating Liabilities	(1,958)	6,755	(36,392)	1,504
Changes in Other Liabilities	601	126	(6,907)	(5,374)
Other	(98)	1,108	(105)	648
Net Cash Provided by Operating Activities	252,021	191,589	560,673	450,930
Cash Flows from Investing Activities:
Capital Expenditures	(329,227)	(264,174)	(628,365)	(496,659)
CNX Gathering LLC Acquisition, Net of Cash Acquired	—	—	—	(299,272)
Proceeds from Asset Sales	1,281	51,657	7,087	153,420
Net Distributions from Equity Affiliates	—	—	—	3,650
Net Cash Used in Investing Activities	(327,946)	(212,517)	(621,278)	(638,861)
Cash Flows from Financing Activities:
Payments on Miscellaneous Borrowings	(1,768)	(1,705)	(3,515)	(3,748)
Payments on Long-Term Notes	—	(318,000)	(405,876)	(723,419)
Net Proceeds from (Payments on) CNXM Revolving Credit Facility	71,350	(9,000)	124,000	(138,500)
Proceeds from CNX Revolving Credit Facility	116,000	422,000	18,000	422,000
Proceeds from Issuance of CNX Senior Notes	—	—	500,000	—
Proceeds from Issuance of CNXM Senior Notes	—	—	—	394,000
Distributions to CNXM Noncontrolling Interest Holders	(15,689)	(13,614)	(30,812)	(26,740)
Proceeds from Issuance of Common Stock	62	507	161	1,563
Shares Withheld for Taxes	(1,512)	(35)	(6,222)	(5,197)
Purchases of Common Stock	(77,282)	(85,841)	(109,780)	(166,720)
Debt Repurchase and Financing Fees	(6,597)	(1,028)	(9,938)	(19,629)
Net Cash Provided by (Used in) Financing Activities	84,564	(6,716)	76,018	(266,390)
Net Increase (Decrease) in Cash and Cash Equivalents	8,639	(27,644)	15,413	(454,321)
Cash and Cash Equivalents at Beginning of Period	23,972	82,490	17,198	509,167
Cash and Cash Equivalents at End of Period	$32,611	$54,846	$32,611	$54,846